Exhibit 99.2

This Statement on Form 3 is filed by: (i) AP DLF Offshore Investor, L.P.; (ii) Apollo Principal Holdings VI, L.P.; (iii) Apollo Principal Holdings VI GP, LLC; and (iv) APO Corp.

Name of Designated Filer: Apollo Principal Holdings VI, L.P.

Date of Event Requiring Statement: February 13, 2024

Issuer Name and Ticker or Trading Symbol: Diameter Credit Co

AP DLF Offshore Investor, L.P.

By:	Apollo Principal Holdings VI, L.P.,
its general partner

	By:	Apollo Principal Holdings VI GP, LLC,
its general partner

		By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO PRINCIPAL HOLDINGS VI, L.P.

By:	Apollo Principal Holdings VI GP, LLC,
its general partner

	By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO PRINCIPAL HOLDINGS VI GP, LLC

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APO CORP.

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President